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                                                                    EXHIBIT 10.3

                              PLAINS RESOURCES INC.
                          TRANSITION SERVICES AGREEMENT

                                 by and between

                              PLAINS RESOURCES INC.

                                       and

                  PLAINS EXPLORATION & PRODUCTION COMPANY, L.P.

                                   Dated as of
                                  July 3, 2002

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                          TRANSITION SERVICES AGREEMENT

                                TABLE OF CONTENTS

ARTICLE I. DEFINITIONS........................................................1

ARTICLE II. SERVICES PROVIDED BY SPINCO.......................................2
   Section 2.1    Provision of Services by Spinco.............................2
   Section 2.2    Services Performed by Others................................3

ARTICLE III. ADDITIONAL SERVICES..............................................3
   Section 3.1    Additional Services.........................................3
   Section 3.2    Required Additional Services................................4

ARTICLE IV. CHARGES AND PAYMENTS..............................................4
   Section 4.1    Charges for Services........................................4
   Section 4.2    Payment Terms...............................................4
   Section 4.3    Performance under Ancillary Agreements......................4

ARTICLE V. DISCLAIMER.........................................................4

ARTICLE VI. LICENSES AND PERMITS..............................................5

ARTICLE VII. INDEMNIFICATION..................................................5
   Section 7.1    Indemnification of Plains...................................5
   Section 7.2    Indemnification of Spinco...................................5
   Section 7.3    Third Party Claims..........................................5
   Section 7.4    Limitation of Liability.....................................5
   Section 7.5    Subrogation of Rights vis-a-vis Third Party Contractors.....6
   Section 7.6    Survival....................................................6

ARTICLE VIII. CONFIDENTIALITY.................................................6
   Section 8.1    Confidentiality.............................................6
   Section 8.2    Survival....................................................7

ARTICLE IX. TERM AND TERMINATION..............................................7
   Section 9.1    Term........................................................7
   Section 9.2    Termination Generally.......................................7
   Section 9.3    Termination of Less than all of the Services................7

ARTICLE X. RECORDS............................................................7

ARTICLE XI. DISPUTE RESOLUTION................................................7

ARTICLE XII. MISCELLANEOUS....................................................7
   Section 12.1   Entire Agreement............................................7
   Section 12.2   Governing Law...............................................7
   Section 12.3   Notices.....................................................8
   Section 12.4   Counterparts................................................8
   Section 12.5   Binding Effect; Assignment..................................8
   Section 12.6   Severability................................................8
   Section 12.7   Failure or Indulgence not Waiver; Remedies Cumulative.......8

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   Section 12.8   Waivers, Modifications, Amendments..........................8
   Section 12.9   Headings....................................................9
   Section 12.10  Relationship of Parties.....................................9
   Section 12.11  Provisions Unaffected.......................................9
   Section 12.12  No Third-Party Beneficiaries................................9
   Section 12.13  Rights of the Parties.......................................9
   Section 12.14  Taxes.......................................................9

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                          TRANSITION SERVICES AGREEMENT

     TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of July __, 2002, by and between Plains Resources Inc., a Delaware corporation ("Plains" and along with Spinco, the "Parties"), and Plains Exploration & Production Company, L.P., a California limited partnership ("Plains Exploration"). Undefined capitalized terms herein are defined in the Separation Agreement (as defined below).

                                    RECITALS

     WHEREAS, on the date hereof, Stocker Inc. owns a 2.5% general partner interest in Plains Exploration and Plains owns a 97.5% limited partner interest in Plains Exploration; and

     WHEREAS, the Parties currently contemplate that Plains Exploration will (collectively, the "Conversion") (1) convert from a California limited partnership to a Delaware limited partnership, and immediately thereafter (2) convert from a Delaware limited partnership to a Delaware corporation (such corporation, the "Converted Corporation"); and

     WHEREAS, the Board of Directors of Plains has determined that it is in the best interests of Plains to separate Plains' existing businesses into two independent business groups; and

     WHEREAS, to effectuate the foregoing, Plains and Spinco have entered into a Master Separation Agreement, dated as of the date hereof (the "Separation Agreement"), pursuant to which, among other things, Plains will transfer certain assets to Spinco and Spinco will assume certain liabilities of Plains; and

     WHEREAS, in connection with the transfer of assets and assumption of liabilities, on the date hereof, Plains and Spinco have entered into the Employee Matters Agreement pursuant to which, among other things, Plains will on a date in the future transfer substantially all of its employees to Spinco; and

     WHEREAS, upon such transfer of employees, it will be necessary for Spinco to provide Plains the services described herein for the terms set forth in
Article IX.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

     "Additional Services" is defined in Article III.

     "Agreement" is defined in the preamble to this Agreement.

     "Applicable Rate" means an annual rate of the prime rate as reported in the Wall Street Journal plus two percent (2%) per annum.

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     "Conversion" is defined in the recitals to this Agreement.

     "Converted Corporation" is defined in the recitals to this Agreement.

     "Parties" is defined in the preamble to this Agreement.

     "Plains" is defined in the preamble to this Agreement.

     "Plains Exploration" is defined in the preamble to this Agreement.

     "Spinco Services" is defined in Section 2.1.

     "Sales Tax" is defined in Section 12.2(b).

     "Separation Agreement" is defined in the recitals to this Agreement.

     "Services" means, collectively, the Spinco Services and the Additional Services.

     "Spinco" means, as the case may be, Plains Exploration or the Converted Corporation.

                                   ARTICLE II.
                           SERVICES PROVIDED BY SPINCO

     Section 2.1 Provision of Services by Spinco. Except as otherwise provided herein, during the applicable term determined pursuant to Section 9.1, Plains hereby engages and retains Spinco to provide or otherwise make available to Plains the services described in this Section 2.1 (collectively, the "Spinco Services"), and Spinco hereby accepts and agrees to provide the Spinco Services to Plains, for the term and consideration as specified herein. The fee payable for the Spinco Services shall be determined in accordance with Article IV.

          Section 2.1.1 Tax Services. Spinco shall provide Plains with tax services as such services are requested, including: preparation of federal income tax returns; preparation of state and local tax returns (including income tax returns); property tax returns; preparation of financial statement disclosures and calculation of tax provisions for financial statement purposes; conducting negotiations with tax authorities as necessary; and providing tax research and planning and assistance with respect to federal, state and local audits initiated during the term of this Agreement. Upon termination of such tax services, Spinco shall provide to Plains copies of its records relating to federal, state and local tax returns filed by or on behalf of Plains, and all other correspondence and documentation reasonably required by Plains relating to payment of its taxes.

          Section 2.1.2 Accounting Services. Spinco shall provide Plains with accounting services as such services are requested, including: maintenance of Plains' and its Subsidiaries' general ledger and supporting accounting records; compiling financial statements for Plains and its Subsidiaries on a monthly, quarterly and annual basis; working with the Plains Auditors to complete the periodic audits and reviews of Plains'

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     financial statements; and providing other accounting services related to any required filings with the Commission pursuant to federal securities laws.

          Section 2.1.3 Payroll Services. Spinco shall provide Plains with payroll services as such services are requested, including: payment processing; Form W-2 preparation; assistance with any required regulatory compliance in connection with any payroll services provided pursuant to this Section 2.1.3; and distribution and maintenance of the Plains employee database. Upon termination of such payroll services, Spinco shall provide Plains with all payroll records for Plains employees.

          Section 2.1.4 Employee Benefits Services. Spinco shall provide administrative services with respect to the Plains employee benefit plans that cover Plains employees, including administering and maintaining such plans in the manner historically done by Plains. Upon termination of the administrative services provided under this Section 2.1.4, Spinco shall provide Plains with such information and records as are reasonably requested by Plains to enable it to administer the benefit plans in which its employees are enrolled.

          Section 2.1.5 Legal Services. Spinco shall provide Plains with legal services as such services are requested, including such legal services that are typical and customary to the operations and conduct of Plains businesses.

          Section 2.1.6 Financial Services. Spinco shall provide Plains with financial services as such services are requested, including: assisting Plains with respect to raising equity or debt capital and assisting Plains in preparing its budgets and forecasts; and executing hedges on behalf of, or for the benefit of, Plains' crude oil and natural gas production.

          Section 2.1.7 Services Not Provided. Spinco will not be required to provide any services to Plains that Plains provides for itself as of the commencement of the initial term set forth in Section 9.1.

     Section 2.2 Services Performed by Others. Spinco may cause any Spinco Service required to be provided hereunder to be provided by another member of the Spinco Group or by any other Person that is providing, or may from time to time provide, the same or similar services for members of the Plains Group. Spinco shall remain responsible in accordance with the terms of this Agreement for performance of any Spinco Service it causes to be provided by others. Plains may direct that any Spinco Service required to be provided hereunder be provided for the benefit of another member of the Plains Group, but unless specified herein, Plains shall be responsible for the payment of charges and other performance required of such company with respect to such Spinco Service.

                                  ARTICLE III.
                               ADDITIONAL SERVICES

     Section 3.1 Additional Services. From time to time after the date hereof, the Parties may identify additional services that Spinco should provide to Plains in accordance with the

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terms of this Agreement (the "Additional Services"). The Parties shall create an
Exhibit for each Additional Service setting forth a description of the Additional Service, the time period during which the Additional Service will be provided, and any other terms applicable thereto and obtain the approval of each Party's representative. Except as set forth in Section 3.2, the Parties may, but shall not be required to, agree on Additional Services during the term of this Agreement.

     Section 3.2 Required Additional Services. Except as set forth in the next sentence, Spinco shall be obligated to perform any Additional Service that is essential to effectuate an orderly transition unless such performance would significantly disrupt the operations of Spinco or materially increase its responsibility under this Agreement. If Spinco reasonably believes the performance of Additional Services required above would significantly disrupt its operations or materially increase the scope of its responsibility under this Agreement, the Parties shall negotiate in good faith to establish terms under which Spinco can provide such Additional Services, but Spinco shall not be obligated to provide such Additional Services if, following good faith negotiation, it is unable to reach agreement on such terms.

                                   ARTICLE IV.
                              CHARGES AND PAYMENTS

     Section 4.1 Charges for Services. Spinco will charge Plains, and Plains will pay Spinco, for the costs incurred in providing the Services, including (A) allocable salary and wages, incentives, paid absences, payroll taxes, payroll additives (insurance premiums, social security, health care and retirement benefits and the like) and similar expenses, (B) indirect costs of providing the Services, including allocable charges for management, payroll, procurement, legal, risk management, accounting, tax, audit, human resources, overhead and the like, and similar expenses, and (C) reimbursement of out-of-pocket third party costs and expenses.

     Section 4.2 Payment Terms. Spinco shall bill Plains monthly for all charges pursuant to this Agreement and Plains shall pay Spinco for all Services within 30 days after receipt of an invoice therefor. Late payments shall bear interest at an annual rate of the prime rate as reported in the Wall Street Journal on the date such payment is due plus two percent (2%) per annum.

     Section 4.3 Performance under Ancillary Agreements. Notwithstanding anything to the contrary contained herein, Plains shall not be charged under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement and any such other services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

                                   ARTICLE V.
                                   DISCLAIMER

     Spinco shall provide the Services with substantially the same degree of care as it employs in making the same services available for its own operations; provided, however, that Spinco shall not be liable to Plains or any other Person for any loss, damage or expense that may result therefrom or from any change in the manner in which Spinco renders such services, so long as Spinco deems such change necessary or desirable in the conduct of its own operations. SPINCO DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT

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LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A
PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES. SPINCO MAKES NO
REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY OR ADEQUACY OF THE SERVICES FOR ANY PURPOSE OR USE.

                                   ARTICLE VI.
                              LICENSES AND PERMITS

     Spinco warrants and covenants that all duties and obligations (including all Services) to be performed hereunder shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Spinco shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its duties and obligations (including all Services) hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                                  ARTICLE VII.
                                 INDEMNIFICATION

     Section 7.1 Indemnification of Plains. Spinco and the other members of the Spinco Group shall have no Liability to Plains and the other members of the Plains Group with respect to their furnishing any of the Services hereunder except for Liabilities arising out of or resulting from the gross negligence or willful misconduct of Spinco occurring after the date hereof. Spinco will indemnify, defend and hold harmless Plains and the other members of the Plains Group in respect of all such Liabilities arising out of or resulting from such gross negligence or willful misconduct. Such indemnification obligation shall be a Liability of Spinco for purposes of the Separation Agreement, and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto.

     Section 7.2 Indemnification of Spinco. Plains shall indemnify and hold harmless Spinco and the other members of the Spinco Group in respect of all Liabilities arising out of or resulting from Spinco's furnishing or failing to furnish the Services provided for in this Agreement, other than Liabilities arising out of or resulting from the gross negligence or willful misconduct of Spinco or any of the other members of the Spinco Group. The provisions of this indemnity shall apply only to Losses that relate directly to the provision of Services. Such indemnification obligation shall be a Liability of Plains (and a Spinco Excluded Liability) for purposes of the Separation Agreement and the provisions of Article III of the Separation Agreement with respect to indemnification shall govern with respect thereto.

     Section 7.3 Third Party Claims. Any third party claims resulting from or arising out of or in connection with this Agreement or the performance of or failure to perform the Services will be resolved according to the procedures set forth in the Separation Agreement.

     Section 7.4 Limitation of Liability. IN NO EVENT SHALL PLAINS OR SPINCO, OR ANY MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP OR THEIR RESPECTIVE DIRECTORS, OFFICERS AND EMPLOYEES BE LIABLE TO PLAINS OR SPINCO, OR ANY OTHER MEMBER OF THE PLAINS GROUP OR THE SPINCO GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE

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DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY
(INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE SEPARATION AGREEMENT OR ANY ANCILLARY AGREEMENT. THE INDEMNIFICATION PROVIDED IN THIS ARTICLE VII WILL BE APPLICABLE WHETHER OR NOT THE SOLE, JOINT OR CONTRIBUTING NEGLIGENCE OF THE INDEMNITEE IS ALLEGED OR PROVEN. THE PARTIES AGREE THE PRECEDING SENTENCE IS COMMERCIALLY CONSPICUOUS.

     Section 7.5 Subrogation of Rights vis-a-vis Third Party Contractors. In the event any Liability arises from the performance of Services hereunder by a third party contractor, Plains shall be subrogated to such rights, if any, as Spinco may have against such third party contractor with respect to the Services provided by such third party contractor to or on behalf of Spinco. Subrogation under this Section 7.5 shall not affect the obligation of Spinco to perform Services under this Agreement.

     Section 7.6 Survival. The parties' obligations under this Article VII shall survive the termination of this Agreement.

                                  ARTICLE VIII.
                                 CONFIDENTIALITY

     Section 8.1 Confidentiality.

               (a) Information Subject to Other Obligations. Plains and Spinco agree that all Information regarding the Services, including, but not limited to, price, costs and methods of operation, shall be maintained in confidence and shall be subject to Section 9.9 of the Separation Agreement.

               (b) Internal Use; Title, Copies, Return. Plains agrees that:

               (i) all systems, procedures and related materials provided to Plains by Spinco in connection herewith are for Plains' internal use only and only as related to the Services or any of the underlying systems used to provide the Services;

               (ii) title to all systems used in performing the Services provided hereunder shall remain in Spinco or its third party vendors; and

               (iii) upon the termination of any of the Services, Plains shall return to Spinco, as soon as practicable, any equipment or other property of Spinco relating to the Services that are owned or leased by it and are or were in Plains' possession or control.

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     Section 8.2 Survival. The Parties' obligations under this Article VIII shall survive the termination of this Agreement.

                                   ARTICLE IX.
                              TERM AND TERMINATION

     Section 9.1 Term. Except as expressly provided in this Article IX, the initial term of this Agreement shall commence on a date to be agreed upon in writing by Plains and Spinco and continue for a period of 180 days thereafter; provided, that the Parties may extend the term beyond the expiration of such 180 day period upon mutual consent of the Parties if they deem such extension to be necessary or desirable.

     Section 9.2 Termination Generally. This Agreement may be terminated at any time upon mutual consent by the Parties.

     Section 9.3 Termination of Less than all of the Services. In the event of any termination with respect to one or more, but less than all, of the Services, this Agreement shall continue in full force and effect with respect to any Services not terminated hereby.

                                   ARTICLE X.
                                     RECORDS

     Each Party shall create and maintain full and accurate books and records in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by the other Party's agents such records during reasonable business hours.

                                   ARTICLE XI.
                               DISPUTE RESOLUTION

     If a Dispute results from or arises out of or in connection with this Agreement or the performance of, or failure to perform, the Services, the Parties agree to use the procedures set forth in Article VIII of the Separation Agreement, in lieu of other available remedies, to resolve the same.

                                  ARTICLE XII.
                                  MISCELLANEOUS

     Section 12.1 Entire Agreement. This Agreement, the Separation Agreement, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     Section 12.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflicts of law.

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     Section 12.3 Notices. Unless expressly provided herein, all notices, claims, certificates, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given (i) when personally delivered or (ii) if mailed registered or certified mail, postage prepaid, return receipt requested, on the date the return receipt is executed or the letter refused by the addressee or its agent or (iii) if sent by overnight courier which delivers only upon the signed receipt of the addressee, on the date the receipt acknowledgment is executed or refused by the addressee or its agent or (iv) if sent by facsimile on the date confirmation of transmission is received (provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent pursuant to clause (ii) or (iii)), addressed to the attention of the addressee's Chief Executive Officer at the address of its principal executive office or to such other address or facsimile number for a party as it shall have specified by like notice.

     Section 12.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 12.5 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may not be assigned by any Party without the prior written consent of the other Party, which may be withheld for any or no reason.

     Section 12.6 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any Party or to any circumstance, is adjudged by a Governmental Authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the Parties agree that the Governmental Authority, arbitrator or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     Section 12.7 Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     Section 12.8 Waivers, Modifications, Amendments. No provision of this Agreement may be amended, modified or waived except in the manner set forth in the Separation Agreement.

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     Section 12.9 Headings. The heading references herein are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 12.10 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the Parties, and no provision contained herein, and no act of the Parties, shall be deemed to create any relationship between the Parties other than the relationship of independent contractor nor be deemed to vest any rights, interests or claims in any third parties.

     Section 12.11 Provisions Unaffected. Nothing contained in this Agreement shall affect the rights and obligations of Plains and Spinco under the Separation Agreement.

     Section 12.12 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     Section 12.13 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any Person, other than the Parties and to the extent provided herein their respective Subsidiaries, any rights or remedies under or by reason of this Agreement or any transaction contemplated thereby.

     Section 12.14 Taxes.

               (a) General. Plains shall bear all taxes, duties and other similar charges (and any related interest and penalties), imposed as a result of its receipt of Services under this Agreement, including any tax that Plains is required to withhold or deduct from payments to Spinco, except any net income tax imposed upon Spinco by the country of its incorporation or any governmental entity within its country of incorporation.

               (b) Sales Tax Liability and Payment. Notwithstanding Section 12.2(a), Plains is liable for and will indemnify and hold harmless Spinco from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (collectively, "Sales Taxes") assessed, levied or imposed by any governmental or taxing authority on the providing of Services by Spinco to Plains. Spinco shall collect from Plains any Sales Tax that is due on the Service it provides to Plains and shall pay such Sales Tax so collected to the appropriate governmental or taxing authority.

                            [Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

                                    PLAINS RESOURCES INC.


                                    By:     /s/ Jere C. Overdyke, Jr.
                                            ------------------------------------
                                    Name:   Jere C. Overdyke, Jr.
                                    Title:  Vice President and Treasurer


                                    PLAINS EXPLORATION & PRODUCTION
                                    COMPANY, L.P.

                                    By:     Stocker Resources, Inc.,
                                            its general partner


                                            By:     /s/ Jere C. Overdyke, Jr.
                                                    ----------------------------
                                            Name:   Jere C. Overdyke, Jr.
                                            Title:  Vice President and Treasurer

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